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                                                                   Exhibit 10.21

                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

            This Separation Agreement and General Release ("Agreement") is made and entered into this 7th day of June, 2002 (the "Effective Date"), by and between Register.com, Inc. (hereinafter the "Company" or "Employer") and Rene Michael Mathis ("Employee") (hereinafter collectively referred to as the "Parties"), and is made and entered into with reference to the following facts.

                                    RECITALS

            WHEREAS, Employee was hired by the Company as its Chief Financial Officer pursuant to an offer letter dated March 12, 2001; and

            WHEREAS, Employee holds 26,667 shares of restricted stock (the "Restricted Shares") subject to the terms and conditions of a Stock Issuance Agreement, dated May 11, 2001 (the "Stock Issuance Agreement"); and

            WHEREAS, the Company granted Employee stock options (the "Stock Options") under its 2000 Stock Incentive Plan (the "Plan") and subject to the terms and conditions of Notices of Grant (the "Grant Notices"), the first such option (the "March Option") having been granted on March 12, 2001, and the second such option (the "August Option") having been granted on August 3, 2001; and

            WHEREAS, the Company and Employee have agreed to terminate their employment relationship effective June 10, 2002; and

            WHEREAS, the Parties each desire to resolve any potential disputes which exist or may exist arising out of Employee's employment with the Company and/or the termination thereof.

            NOW THEREFORE, in consideration of the covenants and promises contained herein, the Parties hereto agree as follows:

                                   AGREEMENT

            1. AGREEMENT BY EMPLOYEE. In exchange for the payments described in paragraph 2 below, Employee agrees to the following:

                  (a) that he resigns from his employment with the Company effective June 10, 2002 (hereinafter the "Resignation Date");

                  (b) to provide consulting services to the Company under the terms and conditions set forth in the Consulting Agreement attached hereto as Exhibit A; and

                  (c)      to be bound by the terms of this entire Agreement.

            2. AGREEMENT BY THE COMPANY. In exchange for Employee's
agreement to be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in paragraph 3, the Company agrees to the following:
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                  (a)      to pay to Employee $165,000, less statutory
                           deductions and withholdings payable in a lump-sum on the first regular payroll date 8 days after the Effective Date;

                  (b) to forgive in full, as of 8 days after the Effective Date, the outstanding principal and accrued interest under the Promissory Note executed by Employee on August 7, 2001 (the "Promissory Note") and to cancel and destroy the original Promissory Note 8 days after the Effective Date;

                  (c) to accelerate the lapsing of the Company's right, provided for in the Stock Issuance Agreement, to repurchase the Restricted Shares so that it shall lapse, as of 8 days after the Effective Date, as to 16,000 of the Restricted Shares and to deliver the 16,000 shares to Employee in registered form, freely saleable and transferable within 10 business dates after the Effective Date;

                  (d) to accelerate the vesting of the Stock Options so that, as of 8 days after the Effective Date, the March Option shall vest and be exercisable as to 41,904 option shares and the August Option shall vest and be exercisable as to 16,666 option shares;

                  (e) to pay Employee his base salary and earned but unpaid vacation days and reimburse him for all properly evidenced business expenses incurred through the Resignation Date and submitted within 30 days thereof, and to preserve any continuing rights Employee may have with respect to the option shares that are vested pursuant to this Section and rights under the Company's health and welfare benefit plan;

                  (f) to pay, upon request by Employee, for Employee's and his eligible dependents', if any, continuation coverage under the Company's medical and dental plans pursuant to COBRA, until the first anniversary of the Resignation Date assuming Employee properly elects COBRA coverage and remains eligible for it during that period; and

                  (g) that, notwithstanding anything to the contrary in the Grant Notices or the Plan, Employee shall be permitted to exercise any vested potion of the August Option for a period of two years commencing upon the Resignation Date.

            Employee acknowledges that, absent this Agreement, he has no legal, contractual or other entitlement to a substantial portion of the consideration set forth in this Section and that the amount set forth in this Section constitutes valid and sufficient consideration for Employee's release of claims and other obligations set forth herein. Except as specifically provided for in this Section 2, the Stock Options shall be governed by the terms of the Plan and Grant Notices.

            3. RELEASE OF CLAIMS. Employee, on behalf of himself and his dependents, heirs, executors, administrators and assigns (hereinafter collectively referred to as "Employee Releasees"), hereby expressly waives, releases, acquits and forever discharges the Company and its divisions, subsidiaries, affiliates, parents, related entities, officers, directors, employees, successors and assigns, (hereinafter collectively referred to as "Company Releasees"), from any and all claims, demands, and causes of action which Employee has or claims to have, whether known or unknown, of whatever nature,

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which exist or may exist on Employee's behalf from the beginning of time up to and including the Effective Date. As used in this paragraph, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether express or implied, claims based on the Stock Issuance Agreement dated May 11, 2001, the offer letter dated March 12, 2001, the Promissory Note dated August 7, 2001 fraud, stock fraud, defamation, wrongful termination, estoppel, equity, tort, retaliation, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour law, statute or common law, claims for severance pay, claims related to stock options and/or fringe benefits, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, including but not limited to, the New York Human Rights Law, the New York City Administrative Code, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Employee Retirement Income Security Act (except for rights that cannot be waived by law). Anything herein to the contrary notwithstanding in this Agreement, nothing herein shall release any of the Company Releasees from (i) any right or claim based on any right that Employee has to enforce this Agreement, (ii) any right or claim for unemployment insurance; (iii) any right or claim based on events occurring after the Effective Date, (iv) any right or claim based on Employee's eligibility for defense or indemnity in accordance with applicable law or the Company's certificate of incorporation or by-laws or pursuant to any applicable insurance policy, or (v) any right that Employee has under the Plan with respect to the option shares that are vested pursuant to Section 2 or any right that Employee has under the Company's health and welfare benefit plans.

            4. RELEASE OF CLAIMS BY THE COMPANY. The Company hereby expressly waives, releases, acquits and forever discharges Employee and any other Employee Releasee, from any and all claims, demands, and causes of action which the Company has or claims to have, whether known or unknown, of whatever nature, which exist or may exist on the Company's behalf from the beginning of time up to and including the Effective Date As used in this Section, "claims," "demands," and "causes of action" include, but are not limited to, claims based on contract, whether expressed or implied, claims based on the Stock Issuance Agreement dated May 11, 2001, the Offer Letter dated March 12, 2001, the Promissory Note dated August 7, 2001, fraud, stock fraud, defamation, estoppel, equity, tort, retaliation, intellectual property, personal injury, emotional distress, public policy, claims for attorneys' fees, debts, accounts, compensatory damages, punitive or exemplary damages, liquidated damages, and any and all claims arising under any federal, state, or local statute, law, or ordinance or alleged violation of any other legal, contractual or fiduciary obligation. Anything herein to the contrary notwithstanding in this Agreement, nothing herein shall release any of Employee Releasees from any right or claim based on (i) any right that the Company has to enforce this Agreement, (ii) any right or claim based on events occurring after the Effective Date or (iii) any claim based on fraud, embezzlement, or intentional malfeasance by Employee unknown to an officer or director (other than Employee) of the Company as of the Effective Date.

            5. LAST DATE OF EMPLOYMENT. It is understood and agreed that Employee's last date of employment with the Company is June 10, 2002.

            6. RECEIPT OF WAGES AND OTHER COMPENSATION. Except as otherwise provided in Section 2, Employee acknowledges and agrees that, prior to his execution of this Agreement, he has received payment for all wages, salary, bonuses, accrued vacation, and all other compensation owed to Employee by the Company.

            7. COMPANY PROPERTY/PROPRIETARY INFORMATION. Employee agrees to continue to abide by the terms of the Company's Proprietary Information, Inventions and Nonsoliciation Agreement

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(the "PIIN Agreement"), the terms of which are incorporated herein by reference and a copy of which is attached hereto as Exhibit B provided, however, that the PIIN Agreement is hereby amended such that (a) the last sentence of Section 4.1 is deleted and (b) Section 3.2 is amended such that Employee can disclose Trade Secrets as required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information.

            8. ACCEPTANCE OF AGREEMENT/REVOCATION. This Agreement was received by Employee in its final form on June 7, 2002. Employee may accept this Agreement by returning a signed original to the Company. This Agreement shall be withdrawn if not accepted in the above manner on or before July 1, 2002. Employee shall have seven (7) days after the Effective Date to revoke this Agreement by delivering written confirmation of revocation to the Company within the seven (7) day period. If Employee revokes this Agreement during such seven
(7) day period, this Agreement shall be null and void.

            9. NON-ADMISSION OF LIABILITY. The Company denies any wrongdoing whatsoever in connection with its dealings with Employee, including but not limited to Employee's employment and termination. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of the Company or the Employee.

            10. NO FILING OF CLAIMS. Employee represents and warrants that he does not presently have on file, and further represents and warrants that, unless such representation or warranty is otherwise prohibited by law, he will not hereafter file, any claims, charges, grievances or complaints with respect to the claims released by Employee herein against any of the Company Releasees (defined above) in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private. The Company represents and warrants that it does not presently have on file, and further represents and warrants that, unless such representation or warranty is otherwise prohibited by law, it will not hereafter file, any claims, charges, grievances or complaints with respect to the claims released by the Company herein against any of Employee Releasees (defined above) in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or arbitrators, public or private.

            11. OWNERSHIP OF CLAIMS. Employee represents and warrants that he is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. The Parties further represent and warrant that there has been no assignment or other transfer of any interest in any matters, claims or demands released herein.

            12. CONFIDENTIALITY. Until and unless this Agreement is publicly disclosed by the Company, Employee understands and agrees that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that, until such time as the Company publicly discloses this Agreement, Employee will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of disclosure (i) to his immediate family members and professional representatives (including financial, tax and legal), (ii) to any prospective employer, but only to the extent necessary to inform such employer concerning any restrictions in the PIIN regarding Employee's ability to perform services for such employer;
(iii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information or (iv) with respect to any litigation, arbitration or mediation involving this Agreement. Employee further agrees that for 18 months after the Effective Date he will not knowingly make any statements to any third

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parties that disparage the Company or its officers and/or directors personally or professionally. The Company agrees that for 18 months after the Effective Date the Company and its officers and directors will not knowingly make any statements to any third parties that disparage Employee personally or professionally. Nothing in this Section 12 shall prevent any person from (i) from making any truthful statement to the extent (x) necessary in connection with any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement or (y) required by law or by any court, arbitrator, mediator or administrative or legislative body (including a committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information. The Company further agrees to provide Employee with a recommendation letter substantially in the form attached hereto as Exhibit C.

            13. TAX OBLIGATIONS. It is understood and agreed that Employee is liable for all tax obligations, if any, with respect to the settlement payments provided for herein.

            14. INDEMNIFICATION. The Company agrees to indemnify and defend, including advancing of expenses, Employee to the maximum extent permitted by the Company's Certificate of Incorporation and By-laws. The Company further agrees that Employee will be provided with whatever coverage he is entitled to as a former officer under the Company's directors' and officers' liability insurance policy.

            15. NEW YORK LAW APPLIES. This Agreement, in all respects, shall be interpreted, enforced and governed by and under the laws of the State of New York without reference to conflicts of law principles. Any and all actions relating to this Agreement shall be filed and maintained in the federal and/or state courts located in the State of New York, and the parties consent to the jurisdiction of such courts. Each party shall be responsible for its own costs and expenses, including attorneys' fees.

            16. SUCCESSORS AND ASSIGNS. The Parties expressly understand and agree that this Agreement, and all of its terms, shall be binding upon their representatives, heirs, executors, administrators, successors and assigns. In the event of Employee's death or a judicial determination of his incompetence, the compensation and benefits due to Employee under this Agreement shall be paid to his estate or legal representative, as the case may be, and any references to this Agreement to Employee shall be deemed to refer, where appropriate, to Employee's estate or other legal representative or to Employee's designated beneficiary or beneficiaries.

            17. CONSULTATION WITH COUNSEL. Employee acknowledges that he has been advised to consult with legal counsel of his choice prior to execution and delivery of this Agreement.

            18. INTEGRATION. Except as otherwise specifically provided for, this Agreement constitutes an integrated, written contract, expressing the entire agreement between the Parties with respect to the subject matter hereof. In this regard, Employee represents and warrants that he is not relying on any promises or representations which do not appear written herein. Employee further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto. In the event of any inconsistency between the terms of this Agreement and the terms of any other Company agreement, plan, policy or program, including, without limitation, any employee manual or code of conduct, the terms of this Agreement shall control. In the event there is a direct conflict between the terms of this Agreement and the PIIN, the terms of this Agreement shall control.

            19. COMPANY'S REPRESENTATIONS. The Company represents and warrants that this Agreement has been fully and validly authorized by all necessary corporate action.


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            20. COUNTERPARTS. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

            21. HEADINGS. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

            22. SEVERABILITY. If any provision in this Agreement is held to be invalid, the remainder of this Agreement shall not be affected by such a determination.

            23. VOLUNTARY AGREEMENT. EMPLOYEE UNDERSTANDS AND AGREES THAT HE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT HE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITH A FULL UNDERSTANDING OF AND IN AGREEMENT WITH ALL OF ITS TERMS.

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            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.



                                    REGISTER.COM, INC.


                                    By:  /s/ Jack Levy
                                       -----------------------------------------
                                    Its: Jack Levy, Vice President and General
                                         Counsel



                                   RENE MICHAEL MATHIS



                                    /s/ Rene Michael Mathis
                                    --------------------------------------------